UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 7, 2007

GROSVENOR EXPLORATIONS INC.
(Exact name of registrant as specified in its charter)

Commission File No. 333-132681

Nevada	98-0486676
(State or other jurisdiction of	(IRS Employer Identification
incorporation)	Number)

1533 Eagle Mountain Drive
Coquitlam, British Columbia, Canada, V3E 2Z3
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (604) 328-2908

Former name or former address, if changed since last report:

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

          Resignation of Director and Officer

Patrick Grant, Chief Financial Officer and Director, has accepted the resignation of Alexander Ibsen as President, Chief Executive Officer and Director of the Company effective immediately. The Board of Director has appointed Felimon Amolar Lee as a Director to fill the vacancy left by Alexander Ibsen. In addition, the Board of Directors has appointed Rizanina Raneses as a Director of the Company. The Directors appointed Felimon Amolar Lee as President and Chief Executive Officer.

Felimon Lee received a degree in geology in 1976 from the University of the Philippines and subsequently obtained a Masters in Geological Sciences. For the period from 1982 to 1985 he was employed as a prospecting geologist for Zaputo Mines in the Philippines. Later he worked for Davao Mining LLC for the period from 1985 to 2001. Currently he is working for Aquino Enterprises Inc. in both the Philippines and Malaysia searching for mineral properties of merit either grass route or existing mining sites.

Rizanina Raneses has a Bachelor of Science degree in Geology which she obtained in 2003 and is now working towards a Masters in Geological Science. She is part time with the Bureau of Mines and Mining of the Government of the Philippines where she is responsible for analyzing much of the geological data to be published on geological maps of the Provinces of the Philippines.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROSVENOR EXPLORATIONS INC.

By:  PATRICK N. GRANT
Patrick N. Grant
Chief Financial Officer, Chief
Accounting Officer and Director

December 7, 2007